UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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GENCO SHIPPING & TRADING LIMITED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 12, 2026, Genco Shipping & Trading Limited (“Genco” or the “Company”) sent an infographic to its shareholders, issued a press release, posted a communication on its LinkedIn account, and updated its website at www.GencoDrivesSuperiorreturns.com .. Copies of the materials can be found below:

Infographic

KNOW THE FACTS: Vote the WHITE Proxy Card

Diana Shipping Inc. (“Diana”) has made numerous false, misleading and unsubstantiated claims as part of its hostile campaign to take over Genco on the cheap. Do NOT be fooled. Diana is making these statements to distract from the simple truth: Diana is trying to take control of your company without paying full and fair value for doing so.

Genco shareholders should have the facts about our highly qualified Board of Directors, our commitment to strong governance and our Comprehensive Value Strategy, which is driving strong returns and creating shareholder value. Shareholders also need to understand the facts about Diana and the risks of putting their unfit handpicked nominees on the Genco Board.

Here are just some of the many examples of Diana’s myths from their most recent disclosure and the facts that you should know.

About the value of Diana’s inadequate acquisition proposals

Myths	Facts
Diana’s $23.50 per share March 2026 proposal represents approximately 1.0x net asset value (NAV).

• Diana’s March 2026 Proposal has always been below the underlying value of our assets (our NAV).

• Genco’s mean sell-side analyst NAV estimate was $25.00 at the time Genco’s Board evaluated it. As of May 12, 2026, the mean sell-side NAV estimate is $26.54 and the current median estimate is $26.80.

• We are in a period of rising asset values across the industry, and sell-side analysts continue to raise their estimates of Genco’s NAV.

Diana’s March 2026 Proposal represents a compelling premium to Genco’s undisturbed share price in November.

• Diana’s “premium” is based on an arbitrary share price from months before their $23.50 proposal and is irrelevant.

• The increase in our share price since November has tracked market dynamics, including rising freight rates and asset prices, and we believe it also reflects the success of our Comprehensive Value Strategy.

• Diana’s March 2026 Proposal represented only a 1% “premium” to Genco’s closing price the day prior to the offer and is lower than where Genco’s shares have traded for weeks.

• Diana is a direct competitor and knows very well that asset values have risen, but they continue to reference stale prices and values as part of their takeover agenda.

About Genco’s attempts to engage with Diana

Myths	Facts
Genco’s Board has refused to engage with Diana.

• We have attempted to engage with Diana starting with our initial outreach to Diana in 2024, including regarding alternative transaction structures that would create value for both companies’ shareholders.

• We have been clear: we are open to engaging constructively with Diana if they provide an offer that appropriately values Genco and adequately rewards all shareholders.

• Diana’s $23.50 per share proposal simply does not meet that standard. Diana has shown no willingness to pay a fair price.

About Genco’s shareholder rights plan and credit agreement

Myths	Facts
Genco ’s rights plan is harmful to shareholders.

• Genco’s Board adopted a limited-duration shareholder rights plan after considerable deliberation and out of necessity in direct response to Diana’s rapid accumulation of Genco stock, which was potentially improperly disclosed.[1]

• The rights plan is similar to those adopted by other companies and designed to:

o enable all Genco shareholders to realize the long-term value of their investment;

o prevent any shareholder – including Diana – from taking control of the Company by acquiring shares without paying full value of the assets and a control premium; and

o provide the Board with sufficient time to fulfill its fiduciary duties on behalf of all shareholders.

• The rights plan has functioned exactly as it should from a fiduciary standpoint. No party has been able to take control without paying full value of the assets and a control premium for doing so, and our stock price has continued to rise since it was implemented, as Genco’s strategy has aligned the Company with the rising drybulk market.

• In accordance with its strong governance practices, the Board has put the rights plan up for a shareholder vote at the upcoming Annual Meeting and recommends shareholders vote FOR the proposal on the WHITE proxy card.

Genco’s credit agreement includes a “proxy put” provision designed to entrench the Board, under which an event of default may occur if a majority of the Board is replaced by directors not approved by incumbent members.

• Genco’s credit agreement includes standard change of control language that is designed to protect the banks in case an acquiring company does not match the banks’ credit standards.

• This type of language is often included in credit agreements, including Diana’s own credit facilities.

About Genco’s executive compensation

Myths	Facts
Genco executives have received outsized pay packages as the company’s performance has declined.

• Genco’s compensation program is strongly aligned with shareholders’ interests – executives do well when shareholders do well.

• Executives are provided performance-based restricted stock unit awards, which are tied directly to Genco’s total shareholder returns (“TSR”) relative to other drybulk peers (a group that includes both Diana and Star Bulk among several others) and return-based metrics.

• Genco’s TSR have outperformed the market and peers, especially Diana. Our executive compensation in recent years reflects this stock price appreciation and strong shareholder returns.

• Diana is cherry-picking numbers from Genco’s proxy and adding false and misleading commentary, such as Diana’s description of our pay vs. performance disclosure.

• Shareholders have benefited from this alignment and consistently endorse our compensation program. Genco has received an average of more than 90% support on Say-on-Pay proposals over the past four years.

Genco adopted a new retention plan, principally benefiting executives.

• Genco’s Board and Compensation Committee implemented this plan to ensure that employees responsible for the day-to-day execution of our strategy – not just the C-suite – remain focused in a strengthening market. Based on our continued strong financial results, Genco shareholders have benefited from this focus.

• Genco’s CEO, CFO and CCO would receive substantially the same amounts that they would be entitled to receive on termination following a sale of the Company and the plan has “double triggers” to protect the Company and ensure shareholder alignment, as outlined in our proxy.

• We value our team members and operate in an industry where there is significant competition for talent. Given Diana’s statement that the combined company would “select the best talent, drawing employees from both organizations,” the retention plan was necessary to encourage Genco employees to stay focused on our business plan and remain with the Company because of the uncertainty caused by Diana’s actions.

Genco’s EBITDA is in decline.

• Genco generated net income of $9.3 million and adjusted EBITDA of $36 million in Q1 2026, 358% higher year-over-year.[2]

• Genco’s 2026 earnings potential is strong – full year 2026 operating cash flow is projected to be nearly $200 million, which would be an increase of more than 2x versus the 2025 level and the highest mark since 2022.[3]

About Genco’s corporate governance and our directors’ independence

Myths	Facts
Genco’s Compensation Committee chair is not independent and has financial and personal ties to Genco’s CEO through mutual involvement at a merchant bank.

• These assertions are flat out false.

• The Compensation Committee chair never had involvement with the merchant bank and had no relationship with Genco’s CEO until he was appointed to the Board.

• There are zero financial ties between the chair and CEO, and there never have been.

• The chair is independent under SEC, NYSE and ISS standards.

Three of Genco directors do not own Genco common stock.

• All of Genco’s directors receive annual equity grants.

• Their compensation was established with the advice of a third-party compensation consultant, and with best practices and proper governance top of mind.

• Our directors have skin in the game, and their interests are fully aligned with those of all Genco shareholders.

Genco has a record of “entrenchment.”

• Genco is consistently ranked in the industry’s top quartile for governance practices,[4] has no related-party transactions benefiting insiders, no preferred share structure with super-voting rights for insiders, maintains a majority-independent, annually elected Board, and has no nepotism in its executive ranks.

• Diana, on the other hand, exhibits issues with all of these.

The biggest WHOPPERS of them all...

MYTH

Diana is "committed to maximizing the value of shareholders' investment in Genco."

FACTS

- Diana has refused to make a proposal that appropriately values our assets and provides our shareholders with full and fair value for their Genco investment.
- Instead, they have continued to reiterate an inadequate proposal that is below the market value of Genco's assets and Genco's current trading price.
- They are now nominating handpicked directors in an attempt to take over our board.
- Don't be misled by their myths – their agenda is clear.

MYTH

You should trust Diana.

FACTS

- There is no basis for trusting Diana.
- Diana's leadership has a history of taking control without paying a control premium, related party transactions and poor strategic decisions that have enriched its insiders at the expense of other shareholders.
- All of these transactions have been approved by the supposedly "independent" directors of Diana's board.
- Diana has destroyed value at their own company – and the risks that their handpicked nominees would bring this model to Genco are significant and real.

MYTH

Diana's nominees are fit to join the Genco Board, and you should vote for them.

FACTS

- Diana's handpicked nominees are unfit to join the Genco Board:
  - many of them have close personal or professional ties to Diana and its leadership;
  - a number of them have records of bankruptcy and shareholder value destruction;[5] and
  - none of them bring additional substantive skills or experience beyond what is already well represented on the highly qualified Genco Board.
- If elected to the Genco Board, Diana's handpicked nominees could take actions that do not maximize shareholder value, including:
  - forcing Genco into a low-priced transaction;
  - enacting the same kind of related-party transactions that have transferred value to Diana insiders; or
  - making changes to Genco's strategy or operations that destroy value.

We urge you to rely on the facts and ignore Diana's myths. Vote the **WHITE** proxy card today:

"FOR" Genco's nominees	**"FOR"** proposals 2, 3, 4 and 5	**"WITHHOLD"** on Diana's handpicked nominees	**"AGAINST"** Diana's proposals, 6 and 7

Additional shareholder resources regarding the 2026 Annual Meeting of Shareholders can be found here: www.GencoDrivesSuperiorReturns.com

If you have any questions or require any assistance with voting your shares, please call or email Genco’s proxy solicitor:

MacKenzie Partners, Inc.
Toll Free: 800-322-2885
Email: proxy@mackenziepartners.com

Jefferies LLC is acting as financial advisor to Genco and Herbert Smith Freehills Kramer (US) LLP and Sidley Austin LLP are serving as legal counsel to Genco. Morgan Stanley & Co. LLC is acting as special advisor to the Board of Directors.

About Genco Shipping & Trading Limited

Genco Shipping & Trading Limited is a U.S. based drybulk ship owning company focused on the seaborne transportation of commodities globally. We transport key cargoes such as iron ore, coal, grain, steel products, bauxite, cement, nickel ore among other commodities along worldwide shipping routes. Our wholly owned high quality, modern fleet of dry cargo vessels consists of the larger Newcastlemax and Capesize vessels (major bulk) and the medium-sized Ultramax and Supramax vessels (minor bulk), enabling us to carry a wide range of cargoes. Genco’s fleet consists of 43 vessels with an average age of 12.6 years and an aggregate capacity of approximately 4,935,000 dwt.

Forward-Looking Statements

This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to the Company’s views and expectations regarding Diana Shipping Inc.’s unsolicited tender offer; any statements relating to the plans, strategies and objectives of management or the Company’s Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of our Board regarding the declaration of dividends, including without limitation the amount that our Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance, market developments, and the best interests of the Company and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary. In addition, the forward-looking statements included in this communication represent the Company’s views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.

EBITDA Reconciliation

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
	(Dollars in thousands)
EBITDA Reconciliation:	(unaudited)
Net income (loss) attributable to Genco Shipping & Trading Limited	$9,309	$(11,923)
+ Net interest expense	3,833	2,179
+ Depreciation and amortization	21,038	17,665
EBITDA(1)	$34,180	$7,921

+ Impairment of vessel assets	527	-
+ Net gain on sale of vessels	(2,075)	-
+ Other operating expense	3,826	-
+ Unrealized gain on fuel hedges	(238)	(6)
Adjusted EBITDA	$36,220	$7,915

	Three Months Ended
	March 31, 2026	March 31, 2025
FLEET DATA:	(unaudited)
Total number of vessels at end of period	44	42
Average number of vessels (2)	43.4	42.0
Total ownership days for fleet (3)	3,903	3,780
Total chartered-in days (4)	404	273
Total available days for fleet (5)	4,127	3,777
Total available days for owned fleet (6)	3,723	3,504
Total operating days for fleet (7)	4,104	3,732
Fleet utilization (8)	99.2%	98.0%

AVERAGE DAILY RESULTS:
Time charter equivalent (9)	$19,346	$11,884
Daily vessel operating expenses per vessel (10)	6,805	6,592
1)	EBITDA represents net income (loss) attributable to Genco Shipping & Trading Limited plus net interest expense, taxes, and depreciation and amortization. EBITDA is included because it is used by management and certain investors as a measure of operating performance. EBITDA is used by analysts in the shipping industry as a common performance measure to compare results across peers. Our management uses EBITDA as a performance measure in consolidating internal financial statements and it is presented for review at our board meetings. We believe that EBITDA is useful to investors as the shipping industry is capital intensive which often results in significant depreciation and cost of financing. EBITDA presents investors with a measure in addition to net income to evaluate our performance prior to these costs. EBITDA is not an item recognized by U.S. GAAP (i.e. non-GAAP measure) and should not be considered as an alternative to net income, operating income or any other indicator of a company’s operating performance required by U.S. GAAP. EBITDA is not a measure of liquidity or cash flows as shown in our consolidated statement of cash flows. The definition of EBITDA used here may not be comparable to that used by other companies.
2)	Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was part of our fleet during the period divided by the number of calendar days in that period.
3)	We define ownership days as the aggregate number of days in a period during which each vessel in our fleet has been owned by us. Ownership days are an indicator of the size of our fleet over a period and affect both the amount of revenues and the amount of expenses that we record during a period.
4)	We define chartered-in days as the aggregate number of days in a period during which we chartered-in third-party vessels.
5)	We define available days as the number of our ownership days and chartered-in days less the aggregate number of days that our vessels are off-hire due to familiarization upon acquisition, repairs or repairs under guarantee, vessel upgrades or special surveys. Companies in the shipping industry generally use available days to measure the number of days in a period during which vessels should be capable of generating revenues.
6)	We define available days for the owned fleet as available days less chartered-in days.
7)	We define operating days as the number of our total available days in a period less the aggregate number of days that the vessels are off-hire due to unforeseen circumstances. The shipping industry uses operating days to measure the aggregate number of days in a period during which vessels actually generate revenues.
8)	We calculate fleet utilization as the number of our operating days during a period divided by the number of ownership days plus chartered-in days less drydocking days.
9)	We define TCE rates as our voyage revenues less voyage expenses, charter hire expenses, and realized gain or losses on fuel hedges, divided by the number of the available days of our owned fleet during the period. TCE rate is not an item recognized by U.S. GAAP (i.e., it is a non-GAAP measure). However it is a common shipping industry performance measure used primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels on voyage charters, because charterhire rates for vessels on voyage charters are generally not expressed in per-day amounts while charterhire rates for vessels on time charters generally are expressed in such amounts. Our estimated TCE for the second quarter of 2026 is based on fixtures booked to date. Actual results may vary based on the actual duration of voyages and other factors. Accordingly, we are unable to provide, without unreasonable efforts, a reconciliation of estimated TCE for the second quarter to the most comparable financial measures presented in accordance with GAAP.
	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Total Fleet	(unaudited)
Voyage revenues (in thousands)	$114,429	$71,269
Voyage expenses (in thousands)	36,276	27,354
Charter hire expenses (in thousands)	6,096	2,285
Realized (loss) gain on fuel hedges (in thousands)	(40)	8
	72,017	41,638

Total available days for owned fleet	3,723	3,504
Total TCE rate	$19,346	$11,884

10)	We define daily vessel operating expenses to include crew wages and related costs, the cost of insurance expenses relating to repairs and maintenance (excluding drydocking), the costs of spares and consumable stores, tonnage taxes and other miscellaneous expenses. Daily vessel operating expenses are calculated by dividing vessel operating expenses by ownership days for the relevant period.

Operating Cash Flow

Operating cash flow is a non-GAAP financial measure. We believe the non-GAAP measure presented provides investors with a means of better evaluating and understanding the Company’s operating performance. Actual results may vary based on the actual duration of voyages and other factors. Accordingly, we are unable to provide, without unreasonable efforts, a reconciliation of our 2026 projected operating cash flow to the most comparable financials measures presented in accordance with GAAP.

Investor Contact

Peter Allen

Chief Financial Officer

Genco Shipping & Trading Limited

(646) 443-8550

Media Contact

Leon Berman

IGB Group

(212) 477-8438

lberman@igbir.com

Press Release

Genco Trading & Shipping Limited Sets the Record Straight on Diana’s False and Misleading Claims

Urges Shareholders to Vote “FOR” Genco’s Highly Qualified Board on the WHITE Proxy Card – and “WITHHOLD” on Diana’s Nominees

For More Information Visit www.GencoDrivesSuperiorReturns.com

NEW YORK, May 12, 2026 (GLOBE NEWSWIRE) – Genco Shipping & Trading Limited (NYSE:GNK) (“Genco” or the “Company”), the largest U.S. headquartered drybulk shipowner focused on the global transportation of commodities, today issued the following communication with important facts shareholders should know to protect their Genco investment.

KNOW THE FACTS: Vote the WHITE Proxy Card

Diana Shipping Inc. (“Diana”) has made numerous false, misleading and unsubstantiated claims as part of its hostile campaign to take over Genco on the cheap. Do NOT be fooled. Diana is making these statements to distract from the simple truth: Diana is trying to take control of your company without paying full and fair value for doing so.

Genco shareholders should have the facts about our highly qualified Board of Directors, our commitment to strong governance and our Comprehensive Value Strategy, which is driving strong returns and creating shareholder value. Shareholders also need to understand the facts about Diana and the risks of putting their unfit handpicked nominees on the Genco Board.

Here are just some of the many examples of Diana’s myths from their most recent disclosure and the facts that you should know.

About the value of Diana’s inadequate acquisition proposals

Myths	Facts
Diana’s $23.50 per share March 2026 proposal represents approximately 1.0x net asset value (NAV).

•     Diana’s March 2026 Proposal has always been below the underlying value of our assets (our NAV).

•     Genco’s mean sell-side analyst NAV estimate was $25.00 at the time Genco’s Board evaluated it. As of May 12, 2026, the mean sell-side NAV estimate is $26.54 and the current median estimate is $26.80.

•     We are in a period of rising asset values across the industry, and sell-side analysts continue to raise their estimates of Genco’s NAV.

Diana’s March 2026 Proposal represents a compelling premium to	• Diana’s “premium” is based on an arbitrary share price from months before their $23.50 proposal and is irrelevant.

Genco’s undisturbed share price in November.

•     The increase in our share price since November has tracked market dynamics, including rising freight rates and asset prices, and we believe it also reflects the success of our Comprehensive Value Strategy.

•     Diana’s March 2026 Proposal represented only a 1% “premium” to Genco’s closing price the day prior to the offer and is lower than where Genco’s shares have traded for weeks.

•     Diana is a direct competitor and knows very well that asset values have risen, but they continue to reference stale prices and values as part of their takeover agenda.

About Genco’s attempts to engage with Diana

Myths	Facts
Genco’s Board has refused to engage with Diana.

•     We have attempted to engage with Diana starting with our initial outreach to Diana in 2024, including regarding alternative transaction structures that would create value for both companies’ shareholders.

•     We have been clear: we are open to engaging constructively with Diana if they provide an offer that appropriately values Genco and adequately rewards all shareholders.

•     Diana’s $23.50 per share proposal simply does not meet that standard. Diana has shown no willingness to pay a fair price.

About Genco’s shareholder rights plan and credit agreement

Myths	Facts
Genco’s rights plan is harmful to shareholders.

•     Genco’s Board adopted a limited-duration shareholder rights plan after considerable deliberation and out of necessity in direct response to Diana’s rapid accumulation of Genco stock, which was potentially improperly disclosed.[1]

•     The rights plan is similar to those adopted by other companies and designed to:

o    enable all Genco shareholders to realize the long-term value of their investment;

o    prevent any shareholder – including Diana – from taking control of the Company by acquiring shares without paying full value of the assets and a control premium; and

o    provide the Board with sufficient time to fulfill its fiduciary duties on behalf of all shareholders.

•     The rights plan has functioned exactly as it should from a fiduciary standpoint. No party has been able to take control without paying full value of the assets and a control premium for doing so, and our stock price has continued to rise since it was implemented, as Genco’s strategy has aligned the Company with the rising drybulk market.

•     In accordance with its strong governance practices, the Board has put the rights plan up for a shareholder vote at the upcoming Annual Meeting and recommends shareholders vote FOR the proposal on the WHITE proxy card.

Genco’s credit agreement includes a “proxy put” provision designed to entrench the Board, under which an event of default may occur if a majority of the Board is replaced by directors not approved by incumbent members.

•     Genco’s credit agreement includes standard change of control language that is designed to protect the banks in case an acquiring company does not match the banks’ credit standards.

•     This type of language is often included in credit agreements, including Diana’s own credit facilities.

About Genco’s executive compensation

Myths	Facts
Genco executives have received outsized pay packages as the company’s performance has declined.

•     Genco’s compensation program is strongly aligned with shareholders’ interests – executives do well when shareholders do well.

•     Executives are provided performance-based restricted stock unit awards, which are tied directly to Genco’s total shareholder returns (“TSR”) relative to other drybulk peers (a group that includes both Diana and Star Bulk among several others) and return-based metrics.

•     Genco’s TSR have outperformed the market and peers, especially Diana. Our executive compensation in recent years reflects this stock price appreciation and strong shareholder returns.

•     Diana is cherry-picking numbers from Genco’s proxy and adding false and misleading commentary, such as Diana’s description of our pay vs. performance disclosure.

•     Shareholders have benefited from this alignment and consistently endorse our compensation program. Genco has received an average of more than 90% support on Say-on-Pay proposals over the past four years.

Genco adopted a new retention plan, principally benefiting executives.

•     Genco’s Board and Compensation Committee implemented this plan to ensure that employees responsible for the day-to-day execution of our strategy – not just the C-suite – remain focused in a strengthening market. Based on our continued strong financial results, Genco shareholders have benefited from this focus.

•     Genco’s CEO, CFO and CCO would receive substantially the same amounts that they would be entitled to receive on termination following a sale of the Company and the plan has “double triggers” to protect the Company and ensure shareholder alignment, as outlined in our proxy.

•     We value our team members and operate in an industry where there is significant competition for talent. Given Diana’s statement that the combined company would “select the best talent, drawing employees from both organizations,” the retention plan was necessary to encourage Genco employees to stay focused on our business plan and remain with the Company because of the uncertainty caused by Diana’s actions.

Genco’s EBITDA is in decline.

•     Genco generated net income of $9.3 million and adjusted EBITDA of $36 million in Q1 2026, 358% higher year-over-year.[2]

•     Genco’s 2026 earnings potential is strong – full year 2026 operating cash flow is projected to be nearly $200 million, which would be an increase of more than 2x versus the 2025 level and the highest mark since 2022.[3]

About Genco’s corporate governance and our directors’ independence

Myths	Facts
Genco’s Compensation Committee chair is not independent and has financial and personal ties to Genco’s CEO through mutual involvement at a merchant bank.

•     These assertions are flat out false.

•     The Compensation Committee chair never had involvement with the merchant bank and had no relationship with Genco’s CEO until he was appointed to the Board.

•     There are zero financial ties between the chair and CEO, and there never have been.

•     The chair is independent under SEC, NYSE and ISS standards.

Three of Genco directors do not own Genco common stock.

•     All of Genco’s directors receive annual equity grants.

•     Their compensation was established with the advice of a third-party compensation consultant, and with best practices and proper governance top of mind.

•     Our directors have skin in the game, and their interests are fully aligned with those of all Genco shareholders.

Genco has a record of “entrenchment.”

•     Genco is consistently ranked in the industry’s top quartile for governance practices,[4] has no related-party transactions benefiting insiders, no preferred share structure with super-voting rights for insiders, maintains a majority-independent, annually elected Board, and has no nepotism in its executive ranks.

•     Diana, on the other hand, exhibits issues with all of these.

The biggest WHOPPERS of them all...

Myths	Facts
Diana is “committed to maximizing the value of shareholders’ investment in Genco.”

•     Diana has refused to make a proposal that appropriately values our assets and provides our shareholders with full and fair value for their Genco investment.

•     Instead, they have continued to reiterate an inadequate proposal that is below the market value of Genco’s assets and Genco’s current trading price.

•     They are now nominating handpicked directors in an attempt to take over our board.

•     Don’t be misled by their myths – their agenda is clear.

You should trust Diana.

•     There is no basis for trusting Diana.

•     Diana’s leadership has a history of taking control without paying a control premium, related party transactions and poor strategic decisions that have enriched its insiders at the expense of other shareholders.

•     All of these transactions have been approved by the supposedly “independent” directors of Diana’s board.

•     Diana has destroyed value at their own company – and the risks that their handpicked nominees would bring this model to Genco are significant and real.

Diana’s nominees are fit to join the Genco Board, and you should vote for them

•     Diana’s handpicked nominees are unfit to join the Genco Board:

o    many of them have close personal or professional ties to Diana and its leadership;

o    a number of them have records of bankruptcy and shareholder value destruction;[5] and

o    none of them bring additional substantive skills or experience beyond what is already well represented on the highly qualified Genco Board.

•     If elected to the Genco Board, Diana’s handpicked nominees could take actions that do not maximize shareholder value, including:

o    forcing Genco into a low-priced transaction;

o    enacting the same kind of related-party transactions that have transferred value to Diana insiders; or

o    making changes to Genco’s strategy or operations that destroy value.

We urge you to rely on the facts and ignore Diana’s myths. Vote the WHITE proxy card today:

•	“FOR” Genco’s nominees
•	“FOR” proposals 2, 3, 4 and 5
•	“WITHHOLD” on Diana’s handpicked nominees
•	“AGAINST” Diana’s proposals, 6 and 7.

Additional shareholder resources regarding the 2026 Annual Meeting of Shareholders can be found here: www.GencoDrivesSuperiorReturns.com.

If you have any questions or require any assistance with voting your shares, please call or email Genco’s proxy solicitor:

MacKenzie Partners, Inc.
Toll Free: 800-322-2885
Email: proxy@mackenziepartners.com

Jefferies LLC is acting as financial advisor to Genco and Herbert Smith Freehills Kramer (US) LLP and Sidley Austin LLP are serving as legal counsel to Genco. Morgan Stanley & Co. LLC is acting as special advisor to the Board of Directors.

About Genco Shipping & Trading Limited

Genco Shipping & Trading Limited is a U.S. based drybulk ship owning company focused on the seaborne transportation of commodities globally. We transport key cargoes such as iron ore, coal, grain, steel products, bauxite, cement, nickel ore among other commodities along worldwide shipping routes. Our wholly owned high quality, modern fleet of dry cargo vessels consists of the larger Newcastlemax and Capesize vessels (major bulk) and the medium-sized Ultramax and Supramax vessels (minor bulk), enabling us to carry a wide range of cargoes. Genco’s fleet consists of 43 vessels with an average age of 12.6 years and an aggregate capacity of approximately 4,935,000 dwt.

Forward-Looking Statements

This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to the Company’s views and expectations regarding Diana Shipping Inc.’s unsolicited tender offer; any statements relating to the plans, strategies and objectives of management or the Company’s Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of our Board regarding the declaration of dividends, including without limitation the amount that our Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance, market developments, and the best interests of the Company and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary. In addition, the forward-looking statements included in this communication represent the Company’s views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.

EBITDA Reconciliation

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
	(Dollars in thousands)
EBITDA Reconciliation:	(unaudited)
Net income (loss) attributable to Genco Shipping & Trading Limited	$9,309	$(11,923)
+ Net interest expense	3,833	2,179
+ Depreciation and amortization	21,038	17,665
EBITDA(1)	$34,180	$7,921

+ Impairment of vessel assets	527	-
+ Net gain on sale of vessels	(2,075)	-
+ Other operating expense	3,826	-
+ Unrealized gain on fuel hedges	(238)	(6)
Adjusted EBITDA	$36,220	$7,915

	Three Months Ended
	March 31, 2026	March 31, 2025
FLEET DATA:	(unaudited)
Total number of vessels at end of period	44	42
Average number of vessels(2)	43.4	42.0
Total ownership days for fleet(3)	3,903	3,780
Total chartered-in days(4)	404	273
Total available days for fleet(5)	4,127	3,777
Total available days for owned fleet(6)	3,723	3,504
Total operating days for fleet(7)	4,104	3,732
Fleet utilization(8)	99.2%	98.0%

AVERAGE DAILY RESULTS:
Time charter equivalent(9)	$19,346	$11,884
Daily vessel operating expenses per vessel(10)	6,805	6,592

1)	EBITDA represents net income (loss) attributable to Genco Shipping & Trading Limited plus net interest expense, taxes, and depreciation and amortization. EBITDA is included because it is used by management and certain investors as a measure of operating performance. EBITDA is used by analysts in the shipping industry as a common performance measure to compare results across peers. Our management uses EBITDA as a performance measure in consolidating internal financial statements and it is presented for review at our board meetings. We believe that EBITDA is useful to investors as the shipping industry is capital intensive which often results in significant depreciation and cost of financing. EBITDA presents investors with a measure in addition to net income to evaluate our performance prior to these costs. EBITDA is not an item recognized by U.S. GAAP (i.e. non-GAAP measure) and should not be considered as an alternative to net income, operating income or any other indicator of a company’s operating performance required by U.S. GAAP. EBITDA is not a measure of liquidity or cash flows as shown in our consolidated statement of cash flows. The definition of EBITDA used here may not be comparable to that used by other companies.
2)	Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was part of our fleet during the period divided by the number of calendar days in that period.
3)	We define ownership days as the aggregate number of days in a period during which each vessel in our fleet has been owned by us. Ownership days are an indicator of the size of our fleet over a period and affect both the amount of revenues and the amount of expenses that we record during a period.
4)	We define chartered-in days as the aggregate number of days in a period during which we chartered-in third-party vessels.
5)	We define available days as the number of our ownership days and chartered-in days less the aggregate number of days that our vessels are off-hire due to familiarization upon acquisition, repairs or repairs under guarantee, vessel upgrades or special surveys. Companies in the shipping industry generally use available days to measure the number of days in a period during which vessels should be capable of generating revenues.

6)	We define available days for the owned fleet as available days less chartered-in days.
7)	We define operating days as the number of our total available days in a period less the aggregate number of days that the vessels are off-hire due to unforeseen circumstances. The shipping industry uses operating days to measure the aggregate number of days in a period during which vessels actually generate revenues.
8)	We calculate fleet utilization as the number of our operating days during a period divided by the number of ownership days plus chartered-in days less drydocking days.
9)	We define TCE rates as our voyage revenues less voyage expenses, charter hire expenses, and realized gain or losses on fuel hedges, divided by the number of the available days of our owned fleet during the period. TCE rate is not an item recognized by U.S. GAAP (i.e., it is a non-GAAP measure). However it is a common shipping industry performance measure used primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels on voyage charters, because charterhire rates for vessels on voyage charters are generally not expressed in per-day amounts while charterhire rates for vessels on time charters generally are expressed in such amounts. Our estimated TCE for the second quarter of 2026 is based on fixtures booked to date. Actual results may vary based on the actual duration of voyages and other factors. Accordingly, we are unable to provide, without unreasonable efforts, a reconciliation of estimated TCE for the second quarter to the most comparable financial measures presented in accordance with GAAP.

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Total Fleet	(unaudited)
Voyage revenues (in thousands)	$114,429	$71,269
Voyage expenses (in thousands)	36,276	27,354
Charter hire expenses (in thousands)	6,096	2,285
Realized (loss) gain on fuel hedges (in thousands)	(40)	8
	72,017	41,638

Total available days for owned fleet	3,723	3,504
Total TCE rate	$19,346	$11,884

10)	We define daily vessel operating expenses to include crew wages and related costs, the cost of insurance expenses relating to repairs and maintenance (excluding drydocking), the costs of spares and consumable stores, tonnage taxes and other miscellaneous expenses. Daily vessel operating expenses are calculated by dividing vessel operating expenses by ownership days for the relevant period.

Operating Cash Flow

Operating cash flow is a non-GAAP financial measure. We believe the non-GAAP measure presented provides investors with a means of better evaluating and understanding the Company’s operating performance. Actual results may vary based on the actual duration of voyages and other factors. Accordingly, we are unable to provide, without unreasonable efforts, a reconciliation of our 2026 projected operating cash flow to the most comparable financials measures presented in accordance with GAAP.

Investor Contact

Peter Allen

Chief Financial Officer

Genco Shipping & Trading Limited

(646) 443-8550

Media Contact

Leon Berman

IGB Group

(212) 477-8438

lberman@igbir.com

1 Despite Diana’s claims that it did so “in the market through brokers” on a single day, it appears their disclosure was improper. The purchase price and amount of shares Diana listed in its filing were above the publicly reported high price and volume for that day. https://www.sec.gov/Archives/edgar/data/1326200/000091957425005889/0000919574-25-005889-index.htm.

2 We believe the non-GAAP measure presented provides investors with a means of better evaluating and understanding the Company’s operating performance. Please see the end of this communication for a reconciliation table.

3 Our projected 2026 operating cash flow is based on our fixtures to date and assumes the forward freight agreement (FFA) curve for the balance of the year. For further details of the calculation of operating cash flow and our assumptions and qualifications, including estimated expenses and utilization rates, please see p. 39 of our Q1 earnings presentation at https://investors.gencoshipping.com/overview/default.aspx.

4 As rated by Webber Research.

5 Quentin Bruce Saones was one of the four Directors of Sterling Shipping Agencies Limited when it entered compulsory liquidation in July 2023. Jens Ismar served as CEO of Bulk Invest (formerly part of Western Bulk), which filed for bankruptcy in March 2016. During Gustav Brun-Lie’s less than three years as CEO of Statt Torsk ASA, he oversaw the destruction of more than 80% of the company’s shareholder value (from NOK2.50 at IPO on 4/23/2021 to NOK0.53 on 2/1/2024, the last trading date per Factset) before merging it into a sector competitor at a near all-time low share price.

LinkedIn Post

Genco Shipping & Trading Limited

Know the facts. Vote the WHITE proxy card today.

Diana Shipping, a direct competitor, has made numerous false, misleading and unsubstantiated claims about Genco as part of its hostile campaign to take over your company on the cheap. Genco shareholders deserve to have the facts about our highly qualified Board of Directors, our commitment to strong governance and our Comprehensive Value Strategy, which is driving strong returns and creating shareholder value. Shareholders also need to understand the facts about Diana and the risks of putting their unfit, handpicked nominees on the Genco Board.

We urge shareholders to vote “FOR” Genco’s Board on the WHITE proxy card and “WITHHOLD” on Diana’s nominees.

Today, we set the record straight about several of Diana’s myths. You can read about it here: https://lnkd.in/ eS9PxmXh.

Additional information, including voting instructions and legal information, can be found at https:// lnkd.in/e3YyzxV9

#VoteForGenco #CorporateGovernance #ShareholderValue #Maritime #Shipping

Website Updates

Privileged and Confidential
Sidley Draft: May 11, 2026

Legal Legends

Note: the legends assume that Genco Shipping & Trading Limited is defined earlier as the “Company.”

Forward-Looking Statements

This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to the Company’s views and expectations regarding Diana Shipping Inc.’s unsolicited tender offer; any statements relating to the plans, strategies and objectives of management or the Company’s Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of our Board regarding the declaration of dividends, including without limitation the amount that our Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance, market developments, and the best interests of the Company and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary. In addition, the forward-looking statements included in this communication represent the Company’s views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.

Shareholder Resources Shareholder Letters May 7, 2026 Genco Shareholder Letter Download PDF March 30, 2026 Genco Shareholder Letter Download PDF Infographics May 12, 2026 Myth vs. Fact Infographic Download PDF Press Releases May 12, 2026 Genco Shipping & Trading Limited Sets the Record Straight on Diana’s False and Misleading Claims Download PDF May 7, 2026 Genco Shipping & Trading Limited Files Definitive Proxy Materials and Mails Letter to Shareholders Download PDF May 4, 2026 Genco Shipping & Trading to Review Diana Shipping’s Unsolicited Tender Offer Download PDF April 24, 2026 Genco Shipping & Trading Files Preliminary Proxy Statement in Connection with 2026 Annual Meeting of Shareholders Download PDF April 13, 2026 Genco Shipping & Trading Issues Statement Regarding Diana Shipping’s Letter to Shareholders Download PDF April 7, 2026 Genco Shipping & Trading Launches Website for Shareholders Download PDF March 30, 2026 Genco Shipping & Trading Sends Letter to Shareholders Download PDF March 20, 2026 Genco Shipping & Trading Issues Statement Download PDF March 19, 2026 Genco Shipping & Trading Rejects Revised, Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF March 6, 2026 Genco Shipping & Trading Responds to Revised Unsolicited Proposal from Diana Shipping Inc. Download PDF January 16, 2026 Genco Shipping & Trading Responds to Diana Shipping Inc.’s Intent to Nominate Directors to Replace Entire Genco Board Download PDF January 13, 2026 Genco Shipping & Trading Rejects Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF November 24, 2025 Genco Shipping & Trading Confirms Receipt of a Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF SEC Filings May 7, 2026 Genco Shipping & Trading Limited Files Definitive Proxy Materials and Mails Letter to Shareholders Download PDF May 4, 2026 Genco Shipping & Trading to Review Diana Shipping’s Unsolicited Tender Offer Download PDF April 24, 2026 Genco Shipping & Trading Preliminary Proxy Statement Download PDF April 13, 2026 Genco Shipping & Trading Issues Statement Regarding Diana Shipping’s Letter to Shareholders Download PDF April 7, 2026 Genco Shipping & Trading Launches Website for Shareholders Download PDF March 31, 2026 Genco Shipping & Trading Letter to Shareholders and LinkedIn Post Download PDF March 30, 2026 Genco Shipping & Trading Sends Letter to Shareholders Download PDF March 20, 2026 Genco Shipping & Trading Issues Statement Download PDF March 19, 2026 Genco Shipping & Trading Rejects Revised, Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF March 6, 2026 Genco Shipping & Trading Responds to Revised Unsolicited Proposal from Diana Shipping Inc. Download PDF January 16, 2026 Genco Shipping & Trading Responds to Diana Shipping Inc.’s Intent to Nominate Directors to Replace Entire Genco Board Download PDF January 13, 2026 Genco Shipping & Trading Rejects Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF November 24, 2025 Genco Shipping & Trading Confirms Receipt of a Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF

Forward-Looking Statements

This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to the Company’s views and expectations regarding Diana Shipping Inc.’s unsolicited tender offer; any statements relating to the plans, strategies and objectives of management or the Company’s Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of our Board regarding the declaration of dividends, including without limitation the amount that our Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance, market developments, and the best interests of the Company and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary. In addition, the forward-looking statements included in this communication represent the Company’s views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.